Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of ServiceNow, Inc. of our report dated March 30, 2012, except for Note 18, “Subsequent Events,” as to which the date is May 23, 2012, relating to the financial statements of ServiceNow, Inc. (formerly Service-now.com), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

June 18, 2012